UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Walker Street, Suite 1155, Houston, TX 77002

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On May 16, 2023 (the “Effective Date”), DarkPulse, Inc., a Delaware corporation (the “Company”), entered into a Partner Agreement (the “Agreement”) with Jupiter Metal Pvt. Ltd. (“Jupiter,” together, with the Company, the “Partners”) pursuant to which the Company and Jupiter formed a partnership pursuant to the provisions of The Indian Partnership Act 1932 (the “Act”). The name of the partnership is “OM DarkPulse Infratech” (the “Partnership”) and its purpose is to jointly work on infrastructure projects in India. The Partnership will commence on the Effective Date and will continue for 12 months, unless earlier dissolved and terminated pursuant to the Act or any other provisions in the Agreement. The Partnership will also be automatically extended for additional 12-month terms unless terminated upon written notice by either of the Partners upon 90 days prior written notice prior to termination of the Partnership pursuant to the terms in the Agreement.

The Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Partnership Agreement with Jupiter Metal Pvt. Ltd. dated effective May 16, 2023
104	Cover Page Interactive Data File (formatted in Inline XBRL)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: May 17, 2023	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

3